Exhibit 5.1 One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

July 16, 2014

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

Ladies and Gentlemen:

We have acted as legal counsel to Amedica Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 2,326,409 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Of the Shares, (a) 50,853 Shares (the “Commitment Shares”) were issued by the Company to the Selling Stockholder as a commitment fee under that certain Securities Purchase Agreement dated as of June 30, 2014, by and between the Company and the Selling Stockholder (the “Securities Purchase Agreement”), (b) up to 773,333 Shares (the “Initial Note Conversion Shares”) are issuable upon conversion of that certain Senior Convertible Note in the original principal amount of $2,900,000 issued by the Company to the Selling Stockholder under the Securities Purchase Agreement (the “Initial Convertible Note”), (c) up to 933,334 Shares (the “Additional Note Conversion Shares”) are issuable upon conversion of a Senior Convertible Note in the original principal amount of $3,500,000 issuable by the Company under the Securities Purchase Agreement (the “Additional Convertible Note”), and (d) up to 568,889 Shares (the “Warrant Shares”) are issuable upon exercise of that certain Warrant to Purchase Common Stock issued by the Company to the Selling Stockholder pursuant to the Securities Purchase Agreement (the “Warrant”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, Restated Bylaws, each as currently in effect; the Securities Purchase Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

July 16, 2014

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Commitment Shares are validly issued, fully paid and non-assessable; (ii) the Initial Note Conversion Shares, when issued and delivered in accordance with the terms of the Initial Convertible Note, will be validly issued, fully paid and non-assessable; (iii) the Additional Note Conversion Shares, when issued and delivered in accordance with the terms of the Additional Convertible Note, will be validly issued, fully paid and non-assessable; and (iv) the Warrant Shares, when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.